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KPMG Peat Marwick LLP
Morgan Keegan Tower, Suite 900
Fifty North Front Street
Memphis, TN  38103









                           Independent Auditors' Consent



The Board of Directors and Shareholders of
Morgan Keegan Southern Capital Fund, Inc.:

We consent to the use of our report dated July 30, 1998 incorporated by reference herein and to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "The Fund's Certified Public Accountants" in the Statement of Additional Information.
KPMG Peat Marwick LLP

                                      /s/ KPMG Peat Marwick LLP
                                      KPMG Peat Marwick LLP
Memphis, Tennessee
October 26, 1998

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